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                                                                  EXHIBIT 24.2

                          GELTEX PHARMACEUTICALS, INC.

                            Certificate of Secretary
                            ------------------------


         I, Peter Wirth, being the duly elected and acting Secretary of GelTex Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, hereby certify that the following is a true, correct and complete copy of a resolution duly adopted by the Board of Directors of the Company by unanimous written consent dated July 19, 1996; and that said resolution has not been amended or rescinded and is now in full force and effect.


         VOTED: That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statement and any and all amendments to such Registration Statement and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by Mark Skaletsky or Peter Wirth, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.

         WITNESS my signature and the seal of the Company affixed this 19th day of July, 1996.



[CORPORATE SEAL]                            /s/ Peter Wirth
                                            -----------------------------
                                            Peter Wirth, Secretary

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